PRESS RELEASE	Contact: Roy Estridge, EVP/COO/CFO
Valley Commerce Bancorp
(559) 622-9000

VALLEY COMMERCE BANCORP REPORTS SECOND QUARTER 2011 RESULTS

VISALIA, California, July 28, 2011 — Valley Commerce Bancorp, (OTCBB: VCBP), a bank holding company and the parent company of Valley Business Bank, today announced second quarter 2011 net income of $859 thousand, or $0.27 per diluted common share.  This compared to earnings of $473 thousand, or $0.14 per diluted common share, for the second quarter of 2010.  For the six months ended June 30, 2011, the Company reported net income of $1.5 million, or $0.46 per diluted common share, compared to earnings of $724 thousand, or $0.19 per diluted common share, for the six months ended June 30, 2010. All per share calculations stated above have been adjusted for the 5% stock dividend issued in June 2011.

Allan W. Stone, President and Chief Executive Officer, remarked, “We are pleased to report ongoing improvement in our core earnings and capital during this reporting period.  Even with the tenuous status of the economic recovery we are very optimistic that we will continue with our positive trends.”  He added, “We continue to seek quality growth in the lending and deposit arenas, through both individual customer growth and potential acquisitions.  We are very pleased to be in a sound financial position so that we may continue to capitalize on opportunities that come our way.”

Comparison of June 30, 2011 to December 31, 2010

•	Total assets remained consistent at $339 million a change of $2.3 million or 1% from $341 million

•	Total loans decreased by $2.3 million or 1% to $232 million and total deposits decreased by $4.3 million or 1% to $290 million

•	The gross loan to deposit ratio increased to 82.6% from 82.0%

•	Allowance for loan and lease losses (ALLL) increased by $333 thousand to $7.0 million; the ALLL as percentage of total loans increased to 2.94% compared to 2.78%

•	Non-performing loans as a percentage of total loans increased from 2.91% to 3.73%; non-performing assets as a percentage of total assets increased from 2.00% to 2.63%

•	Shareholder’s equity increased by $1.9 million or 5% to $40.7 million; the Total Risk-Based Capital Ratio increased from 17.5% to 17.8%

Comparison of June 30, 2011 to June 30, 2010

•	Total assets remained consistent at $339 million a change of $1.2 million or less than 1%

•	Total loans decreased by $12.1 million or 5% to $232 million and total deposits decreased $4.0 million or 1% to $290 million

•	The loan to deposit ratio decreased to 82.6% from 85.7%

•	ALLL decreased by $408 thousand to $7.0 million; the ALLL as percentage of total loans remained consistent at 2.94% compared to 2.95%

•	Non-performing loans as a percentage of total loans increased from 2.66% to 3.73%; non-performing assets as a percentage of total assets increased from 1.97% to 2.63%

•	Shareholder’s equity increased by $3.0 million or 8% to $40.7 million; the Total Risk-Based Capital Ratio increased from 16.2% to 17.8%

Loans, Investment Securities, Deposits and Borrowings

Net loans of $234.3 million at December 31, 2010 remained consistent when compared to $232.0 million at June 30, 2011, a decrease of $2.3 million or 1%.  The change was primarily attributed to the category of commercial real estate mortgage and construction loans offset by increases in commercial loans.  Average gross loans were $233.7 million for the six months ended June 30, 2011 and $241.7 million for the six months ended June 30, 2010, a decrease of $8.0 million or 3%.

Available-for-sale investment securities increased to $59.4 million at June 30, 2011 compared to $50.8 million at December 31, 2010.  The increase was due to purchases of investment securities offset by normal principal payments, maturities, and sales within the investment portfolio.  As part of its strategy to utilize excess liquidity and increase earnings, the Company continued to purchase investment securities during the six months ended June 30, 2011.

The Company’s deposits decreased by $4.3 million or 1%, from $294.3 million at December 31, 2010 to $290.0 million at June 30, 2011.  The decrease was concentrated in interest bearing deposits and was within the normal range of depositor activity.  The amount of brokered time deposits included in total deposits at June 30, 2011 and December 31, 2010 were $9.1 million and $9.2 million, respectively.  Average total deposits were $296.9 million for the six months ended June 30, 2011 which matched the $296.5 million in average total deposits for the six months ended June 30, 2010.

The Company had $2.4 million in Federal Home Loan Bank (FHLB) term borrowings at June 30, 2011 compared to $2.6 million in FHLB term borrowings at December 31, 2010.  FHLB borrowings decreased in 2011 due to scheduled maturity repayments.  There were no FHLB short term borrowings at either date.

Asset Quality

Nonperforming assets at June 30, 2011 were comprised of twelve nonaccrual loans spread among eight customer relationships with an aggregate balance of $8.9 million compared with nine nonaccrual loans spread among six customer relationships at December 31, 2010 with an aggregate balance of $6.8 million.  The Company had no other real estate owned at either date.  Nonperforming assets increased during the six month period due to the transfer of two real estate commercial loans and one commercial loan to nonaccrual status.

The Company’s ALLL increased from $6.7 million at December 31, 2010 to $7.0 million at June 30, 2011 due to a first quarter loss provision of $225 thousand and net recoveries of $108 thousand during the second quarter of 2011.  The Company did not book a loan loss provision during the quarter ended June 30, 2011 compared to $650,000 during the same period in 2010.  The ALLL represented 2.94% of total loans at June 30, 2011 compared to 2.78% at December 31, 2010.

The portion of the ALLL relating to specific impaired loans was $2.0 million at June 30, 2011 and $1.8 million at December 31, 2010.  Impaired loans totaled $13.6 million and $11.5 million at June 30, 2011 and December 31, 2010, respectively.  At June 30, 2011 and December 31, 2010, impaired loans were comprised of the nonaccrual loans included in nonperforming assets and certain performing loans that are not expected to perform in accordance with the original loan agreement.

Shareholders’ Equity

Total shareholders’ equity increased by $2.0 million, from $38.7 million at December 31, 2010 to $40.7 million at June 30, 2011.  The increase resulted primarily from earnings of $1.5 million and a $550 thousand increase in accumulated other comprehensive income that resulted from improvement in the valuation of the investment portfolio.  These factors were offset by dividends on preferred stock issued to the United States Treasury under the Capital Purchase Program.  Book value per common share increased to $11.93 at June 30, 2011 from $11.80 at December 31, 2010 due to the increase in shareholders’ equity.

Valley Commerce Bancorp’s Total Risk-Based Capital Ratio increased to 17.8% at June 30, 2011 compared to 17.5% at December 31, 2010.

Comparison of Second Quarter 2011 to Second Quarter 2010

•	Net interest income before provision for loan losses remained consistent at $3.4 million, while net interest margin decreased from 4.43% to 4.30%

•	The provision for loan losses decreased from $650 thousand

•	Both non-interest income and non-interest expense remained relatively unchanged

Comparison of Six-Month Periods ended June 30, 2011 and June 30, 2010

•	Net interest income before provision for loan losses increased by $205 thousand or 3% and net interest margin increased from 4.41% to 4.47%

•	The provision for loan losses decreased by $1.0 million

•	Non-interest income increased by $35 thousand or 6%

•	Non-interest expense remained relatively unchanged at $5.1 million

Net Interest Income and Net Interest Margin

For the quarters ended June 30, 2011and 2010, net interest income before provision for loan losses remained static at $3.4 million.  Net interest income before provision for loan losses totaled $6.9 million for the six months ended June 30, 2011, an increase of $205 thousand or 3% from the $6.7 million earned during the same period of 2010.  Net interest income increased during the 2011 periods due primarily to an increase in the average balance of investment securities and to reduced interest rates on deposits.

Net interest margin was 4.47% and 4.41% for the six-month periods ended June 30, 2011 and 2010, respectively, an increase of 6 basis points (bps).  The improvement reflected the Company’s management of interest rates within the loan and deposit portfolios during 2011.  Average loan yield was 5.98% and 6.17% for the six months ended June 30, 2011 and 2010, respectively, a decrease of 19 bps.  This decrease was more than offset by a 44 bps decrease in the average rate paid on deposits which was 0.76% and 1.20% for the six months ended June 30, 2011 and 2010, respectively.  The improvement in net interest margin was further facilitated by a more favorable mix of interest earning assets, which included an increase in the average balance of investment securities.  It was also improved by a more favorable mix of interest bearing liabilities due to a reduction in the average balances of time deposits and brokered deposits.

Non-Interest Income

For the quarter ended June 30, 2011, non-interest income totaled $334 thousand, an increase of $5 thousand or 1% from the $329 thousand recorded during the second quarter of 2010.  For the six months ended June 30, 2011, non-interest income totaled $660 thousand, an increase of $35 thousand or 6% over the $625 thousand received in the same period of 2010.  The increase resulted from increases in mortgage loan underwriting fees, and gain on sale of investment securities that offset a decrease in service charges on deposits.

Non-Interest Expense

For the quarter ended June 30, 2011, non-interest expense totaled $2.5 million, an increase of $41 thousand or 2% from the $2.4 million recorded during the second quarter of 2010.  Salaries and employee benefits expense remained constant at $1.3 million.  There was a $42 thousand or 37% increase in other expenses that primarily reflected increased fees for director meetings, a $25 thousand or 8% increase in occupancy and fixed asset expense due to costs associated with upgrading the bank’s technology platform, and an $18 thousand or 32% increase in advertising and business development expense that reflected planned expenditures relating to growth initiatives.  These were offset by a $40 thousand or 31% decrease in professional and legal expenses due to reduced usage, and an $11 thousand or 7% decrease in FDIC insurance assessments.

For the first six months of 2011 and 2010, non-interest expense remained constant at $5.1 million.  Salaries and employee benefit expense increased by $46 thousand or 2% in the first half of 2011 due to the expense of stock options and restricted stock granted in the first quarter of 2011.  In addition, there was a $54 thousand or 26% increase in other expenses that primarily reflected increased fees for director meetings.  These increases were offset by a $92 thousand or 23% decrease in FDIC insurance cost and a $66 thousand or 26% decrease in professional and legal expenses due to reduced usage.

OTHER INFORMATION:  Valley Commerce Bancorp stock trades on NASDAQ’s Over the Counter Bulletin Board under the symbol VCBP.  Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp, is a commercial bank that commenced operations in 1996.  Valley Business Bank operates through Business Banking Centers in Visalia, Tulare, and Fresno, California and has branch offices in Woodlake and Tipton, California.  Additional information about Valley Business Bank is available from the Bank’s website at http://www.valleybusinessbank.net.

FORWARD-LOOKING STATEMENTS:  In addition to historical information, this release includes forward-looking statements, which reflect management's current expectations for Valley Commerce Bancorp’s future financial results, business prospects and business developments.  Management's expectations for Valley Commerce Bancorp's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations.  The forward-looking statements contained herein represent management's expectations as of the date of this release. Valley Commerce Bancorp undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.  For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Condensed Consolidated Balance Sheet (in thousands) (Unaudited)	As of June 30,		As of December 31,
	2011	2010	2010	2009
Assets
Cash and Due from Banks	$24,426	$27,527	$32,668	$39,078
Available-for-Sale Investment Securities	59,396	44,723	50,823	42,566
Loans (net)	232,033	244,107	234,304	234,823
Bank Premises and Equipment (net)	8,331	8,551	8,511	8,042
Cash Surrender Value of Bank-Owned Life Insurance	6,760	6,491	6,627	6,355
Other Assets	8,145	8,791	8,488	9,308
TOTAL ASSETS	$339,091	$340,190	$341,421	$340,172

Liabilities & Equity
Non-Interest Bearing Deposits	$91,154	$76,740	$91,203	$76,575
Interest Bearing Deposits	117,675	122,656	119,446	121,399
Time Deposits	81,125	94,543	83,629	96,308
Total Deposits	289,954	293,939	294,278	294,282
Long-Term Debt	2,357	2,664	2,562	3,662
Junior Subordinated Deferrable Interest Debentures	3,093	3,093	3,093	3,093
Other Liabilities	3,029	2,827	2,738	2,266
Total Liabilities	298,433	302,523	302,671	303,303
Shareholders’ Equity	40,658	37,667	38,750	36,869
TOTAL LIABILITIES & EQUITY	$339,091	$340,190	$347,421	$340,172

Condensed Consolidated Statement of Income (in thousands except per share data) (Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Interest Income	$3,869	$4,150	$7,762	$8,121
Interest Expense	442	728	899	1,463
NET INTEREST INCOME	3,427	3,422	6,863	6,658
Provision for Loan Losses	-	650	225	1,250
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,427	2,772	6,638	5,408
Non-interest Income	334	329	660	625
Non-interest Expense	2,485	2,445	5,060	5,070
INCOME BEFORE INCOME TAXES	1,276	656	2,238	963
Income Taxes	417	183	754	239
NET INCOME	$859	$473	$1,484	$724
DIVIDENDS ACCRUED AND DISCOUNT ACCRETED ON PREFERRED SHARES	$(106)	$(98)	$(207)	$(194)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$753	$375	$1,277	$530
EARNINGS PER COMMON SHARE – BASIC*	$0.27	$0.14	$0.46	$0.19
EARNINGS PER COMMON SHARE – DILUTED*	$0.27	$0.14	$0.46	$0.19
COMMON SHARES OUTSTANDING – END OF PERIOD*	2,762,723	2,608,317	2,761,723	2,608,317

*All earnings per share data has been restated for the 5% stock dividend issued in June 2011.

VALLEY COMMERCE BANCORP
SELECTED FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

	June 30,		December 31,
	2011	2010	2010*

CREDIT QUALITY DATA
Allowance for loan losses	$7,032	$7,440	$6,699
Allowance for loan losses as a percentage of total loans	2.94%	2.95%	2.78%
Nonperforming loans	$8,912	$6,703	$6,823
Nonperforming assets	8,912	6,703	6,823
Nonperforming loans as a percentage of total loans	3.73%	2.66%	2.91%
Nonperforming assets as a percentage of total assets	2.63%	1.97%	2.00%
Year-to-date net recoveries / (charge-offs)	$108	$(41)	$(1,582)
Year-to-date net recoveries / (charge-offs) as a percentage of average loans	.05%	.02%	(0.65)%

SHARE AND PER SHARE DATA
Basic earnings per common share for the quarter	$0.27	$0.14
Diluted earnings per common share for the quarter	$0.27	$0.14
Quarterly weighted average common shares outstanding	2,762,723	2,739,560
Quarterly weighted average diluted common shares outstanding	2,774,847	2,742,625
Basic earnings per common share, year-to-date	$0.46	$0.19	$0.65
Diluted earnings per common share, year-to-date	$0.46	$0.19	$0.65
Year-to-date weighted average common shares outstanding	2,762,469	2,739,560	2,698,199
Year-to-date weighted average diluted common shares outstanding	2,771,802	2,743,007,	2,705,069
Book value per common share	$11.93	$11.49	$11.80
Total common shares outstanding	2,762,723	2,608,317,	2,630,480

QUARTERLY KEY FINANCIAL RATIOS
Annualized return on average equity	8.62%	5.06%
Annualized return on average assets	1.00%	0.55%
Net interest margin	4.30%	4.43%
Efficiency ratio	67.27%	69.62%

ANNUALIZED KEY FINANCIAL RATIOS
Return on average equity	7.57%	3.91%	5.68%
Return on average assets	0.87%	0.43%	0.63%
Net interest margin	4.47%	4.41%	4.41%
Efficiency ratio	67.27%	69.62%	65.5%
Loan to deposit ratio at period end	82.6%	85.7%	79.6%
Total Risk-Based Capital Ratio at period end	17.8%	16.2%	17.5%
*For the year ended December 31, 2010